UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 2, 2010
ASCENT MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34176 (Commission File Number)	26-2735737 (I.R.S. Employer Identification No.)
12300 Liberty Boulevard
Englewood, Colorado 80112
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (720) 875-5622
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure.
Item 8.01. Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-23.1
EX-99.1
EX-99.2
EX-99.3

Item 1.01. Entry into a Material Definitive Agreement.
On December 2, 2010, Ascent Media Corporation (the “Company”, “we”, “us” or “our”) entered into a purchase and sale agreement (the “Purchase Agreement”) with Encompass Digital Media, Inc. (“Encompass”). The Purchase Agreement provides for the sale to Encompass and its wholly-owned subsidiary of a business unit currently owned and operated by the Company through the Company’s wholly owned subsidiaries, Ascent Media Network Services, LLC, Ascent Media Network Services Europe Limited and Ascent Media Pte. Ltd. The business unit being sold by the Company to Encompass comprises (i) the business of providing network origination, playout and master control services and (ii) the business of providing transport and connectivity services, in each case as conducted through the facilities set forth in Table 1.1(a), below (collectively, the “Content Distribution Business”). The business conducted by Ascent Media Systems Integration, LLC and TGS, LLC are not included in the Content Distribution Business and are not being sold to Encompass pursuant to the Purchase Agreement. The Content Distribution Business does not include the businesses and assets of the Company’s Creative Services and Media Services business units, which the Company has agreed to sell in a separate transaction to Deluxe Entertainment Services Group Inc. (“Deluxe”). Please see the Company’s Current Report on Form 8-K dated November 24, 2010, for more information regarding the Creative Services and Media Services transaction. The sale of the Content Distribution Business to Encompass and the sale of our Creative Services and Media Services business units to Deluxe are separate, independent transactions, and neither is contingent upon the other.
The aggregate purchase price to be paid by Encompass for the Content Distribution Business is $113,250,000 in cash, subject to certain adjustments described below, plus the assumption of certain indebtedness and obligations with an estimated value on the date of the Purchase Agreement of approximately $7.7 million. The purchase price is allocated on a preliminary basis 70% to the U.S. assets and operations of the Content Distribution Business and 30% to the assets and operations of the Content Distribution Business in the United Kingdom and Singapore, which will be acquired by Encompass through a wholly-owned subsidiary in the U.K.
The Purchase Agreement requires the Company to use commercially reasonable efforts to transfer to Encompass certain real property. If this real property is not transferred prior to the closing of the sale of the Content Distribution Business, Encompass will have the right to acquire such real property for $1,000,000, and in such event the purchase price will be reduced by that amount.
Table 1.1(a) — Sold to Encompass pursuant to the Purchase Agreement
Ascent Media Network Services, LLC, a California limited liability company, operating out of the facilities at the following locations:
1.	232 and 250 Harbor Drive, Stamford, CT

2.	652 Glenbrook Road, Stamford, CT

3.	60 Hudson Street, New York, NY

4.	90 South 11th Street, Minneapolis, MN

5.	545 5th Ave., New York, NY (portion)

6.	2901 West Alameda Ave., Burbank, CA (portion)

7.	240 Pegasus Avenue, Northvale, NJ

8.	183 Oak Tree Road, Tappan, NY

9.	6221 Holly Drive, Lino Lakes, MN

10.	23 Research Drive, Stamford, CT

11.	2813 West Alameda Avenue, Burbank, CA and adjacent satellite earth station
Ascent Media Networks Services Europe Limited, a company organized under the laws of England with its registered office at 1 Stephen Street, London W1T 1AT (registered number 0226317), operating out of the facilities at the following locations:
1.	1 Stephen Street (portion), London, UK

2.	Unit 2, Maryland Road, Tongwell, Milton Keynes, UK

3.	184-192 Drummond Street, London, UK

Ascent Media Pte. Ltd. (registration number 199501194K), a company incorporated in Singapore with its registered address at 20 Loyang Crescent Singapore 508984, operating out of facilities at the following locations:
1.	20 Loyang Crescent, Singapore

2.	3 Changi Business Park Vista, Singapore

Post-Closing Adjustment
The purchase price is subject to adjustment based on the actual amounts of (i) net working capital, (ii) deferred revenue associated with cash received from customers (“cash deferred revenue”) and (iii) previously budgeted capital expenditures paid by the Company (“capital expenditures”) as of the closing date. At least two business days prior to the anticipated closing date, we will provide Encompass with a report setting forth our good faith estimates of net working capital, cash deferred revenue and capital expenditures as provided in the Purchase Agreement. Based on such estimates, the purchase price we receive at closing will be increased by the amount that the net working capital of the Content Distribution Business exceeds the specified target of $3,934,000, or decreased by any shortfall from such target. The purchase price will also be reduced by the amount of cash deferred revenue of the Content Distribution Business at closing, reduced by any deficit in the aggregate amount paid by the company for certain specified capital expenditures as compared to the budgeted amount, and increased by certain additional capital expenditures for growth projects paid for by us prior to closing. Such estimated purchase price may be re-adjusted following closing to the extent that the actual net working capital, cash deferred revenue and capital expenditures amounts of the Content Distribution Business as of the closing date differ from such estimates.
Additional Agreements
In connection with the consummation of the sale of the Content Distribution Business, the Company will, among other things, undergo an internal company reorganization in order to ensure that the world-wide Content Distribution Business is owned and operated solely by the entities which Encompass is purchasing pursuant to the Purchase Agreement. In addition, services agreements have been entered into between the Company, certain subsidiaries of the Company and Encompass pursuant to which the Company or its subsidiaries will provide certain transitional support services to Encompass in its operation of the Content Services Business, including (i) the establishment of certain information technology and information technology support services, (ii) certain content preparation services and (iii) the transfer of certain data to the new systems. Encompass, through certain of its subsidiaries, has also agreed to provide transitional services to the Company following the closing of the sale of the Content Distribution Business, including (i) certain financial and human resources services, (ii) back-up power and generator support services and (iii) certain information technology services.

Closing Conditions
Consummation of the transaction is subject to certain conditions, including, among others (i) stockholder approval, (ii) no governmental law or order shall be in effect and no claim shall have been instituted that prohibits the transaction, (iii) the accuracy of the representations and warranties made by each party to the Purchase Agreement, in each case, subject to certain material adverse effect qualifications, and (iv) performance in all material respects by each party of their material agreements and covenants under the Purchase Agreement. The transactions are also subject to the following regulatory approvals: (i) the expiration or termination of any waiting period (and any extension thereof) under the HSR Act relating to the purchase and sale of the Content Distribution Business, (ii) approval from the Federal Communications Commission and (iii) approval from the Infocommunications Development Authority of Singapore.
In addition, Encompass’ obligation to consummate the transaction is subject to (i) the consummation of the internal reorganization of the Company described above, (ii) the completion of certain real property leases in the form agreed by the parties, (iii) that certain specified customer contracts remain in full force and effect and not be materially breached by the Company, and (vi) the receipt of certain specified third-party consents.
The closing of the sale of the Content Distribution Business will occur on a date mutually agreed by both parties following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transaction but not earlier than January 31, 2011. We currently expect the sale of the Content Distribution Business to close between January 31, 2011 and February 28, 2011.
Representations, Warranties and Covenants
The Purchase Agreement contains customary representations, warranties and covenants by each party. The Company has agreed to, among other things, (i) conduct the Content Distribution Business in the ordinary course consistent with past practice (ii) not solicit any competing proposals for the sale of the Content Distribution Business, and (iii) use reasonable best efforts to prepare a proxy statement and all necessary filings relating to the stockholder vote. Encompass has agreed to use commercially reasonable efforts to release the Company and its subsidiaries from obligations under certain guarantees related to the Content Distribution business and to the extent such guarantees remain outstanding following the closing, not to extend the term of the underlying contract or materially increase the liability under the guarantee.
Termination
The Purchase Agreement may be terminated and the transaction abandoned at any time prior to consummation and before or after stockholder approval:
•	by mutual written consent of us and Encompass;

•	by us or Encompass, if (1) the closing has not occurred by February 28, 2011, (2) any governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting or imposing materially burdensome conditions on the consummation of the transactions contemplated by the Purchase Agreement, and such order or other action has become final and non-appealable, or (3) stockholder approval of the transaction proposal is not obtained at the special meeting;

•	by us, if (1) Encompass or its subsidiary has breached representations, warranties, covenants or other agreements which leads to a violation of applicable closing conditions and cannot be cured by February 28, 2011 or if curable, is not cured within 30 days of our notice of intent to terminate, or (2) our board of directors has determined, in good faith, that a competing proposal is a superior proposal, subject to certain conditions;

•	by Encompass, if (1) we have breached representations, warranties, covenants or other agreements which leads to a violation of applicable closing conditions and cannot be cured by February 28, 2011 or if curable, is not cured within 30 days of Encompass’ notice of intent to terminate, or (2) our board of directors makes a change of recommendation, fails to recommend against a competing tender offer, enters into an acquisition agreement, or publicly announces an intention to take any of such actions, or (3) if a specified customer terminates contracts with our company representing, in the aggregate, all or substantially all the revenue received by us from such customer for network origination, playout and master control services in the UK.
Reverse Termination Fee
If the conditions to Encompass's obligations under the Purchase Agreement are satisfied, but either Encompass or its subsidiary breaches its obligation to consummate the sale of the Content Distribution Business pursuant to the Purchase Agreement, and we exercise our right to terminate the Purchase Agreement as a result of Encompass's breach, Encompass will be obligated to pay us a reverse termination fee of $9,680,000, and such reverse termination fee shall constitute our Company's sole remedy for such breach.

Indemnification
The Agreement contains customary indemnification obligations of each party with respect to breaches of representations, warranties and covenants and certain other specified matters. The parties’ mutual indemnification obligations with respect to breaches of representations and warranties, and with respect to any breach by the Company of certain specified pre-closing covenants, are generally subject to a cap of $19,360,000 and a deductible basket of $1,550,000.
Item 7.01. Regulation FD Disclosure.
On December 3, 2010, the Company issued a press release announcing the execution and delivery of a definitive agreement providing for the sale of the Content Distribution Business to Encompass, as described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release issued on December 3, 2010 is included as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference. This Item 7.01 and the press release attached hereto as Exhibit 99.3 are being furnished to the SEC in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 8.01. Other Events.
During the third quarter of 2010, the Company shut down its Global Media Exchange (“GMX”) business, previously included in the Content Services group. GMX has therefore been classified as discontinued operations and that change in classification was reported in our Form 10-Q for the period ended September 30, 2010.
We are filing this Form 8-K to restate our consolidated financial statements for each of the two years in the period ended December 31, 2009, to reflect the reclassification of GMX from continuing operations to discontinued operations. We are presenting the following restated information in this Form 8-K:
*Selected Financial Data,
*Management’s Discussion and Analysis of Financial Condition and Results of Operations, and
*Consolidated Financial Statements and Related Notes.
This Form 8-K does not reflect events occurring after the filing of the original Form 10-K for the year ended December 31, 2009, and does not modify or update the disclosures therein in any way, other than as required to reflect the changes in discontinued operations. In particular, this Form 8-K does not update the disclosures contained in Management’s Discussion and Analysis of Financial Condition and Results of Operations or the Notes to the Consolidated Financial Statements, other than as required to reflect the reclassification of GMX from continuing operations to discontinued operations. Significant developments with respect to those disclosures have occurred and are described in subsequent filings with the SEC, including our Form 10-Q for the period ended September 30, 2010 and our Form 8-Ks.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Name
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Selected Financial Data and Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.2	Consolidated Financial Statements

99.3	Press Release issued by Ascent Media Corporation on December 3, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 6, 2010

ASCENT MEDIA CORPORATION
By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Name
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Selected Financial Data and Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.2	Consolidated Financial Statements

99.3	Press Release issued by Ascent Media Corporation on December 3, 2010